Exhibit  22

Subsidiaries of Registrant.


    The following are the company's subsidiaries as of the close of the fiscal year ended September 24, 1994. All beneficial interests are wholly-owned, directly or indirectly, by the company, with the exception of Data General Technology (1990) Limited which is 45% owned. All subsidiaries are included in the company's consolidated financial statements.

                                                             State or
                                                          Jurisdiction of
 Name                                                      Organization

 Asia Data General Corporation                             Delaware
 China Data General Corporation                            Delaware
 Clariion Storage Systems, Inc.                            Delaware
 DG Argentina S.A.                                         Argentina
 DG Foreign Sales Corp., Inc.                              Virgin Islands
 DG Venezuela C.A.                                         Venezuela
 Data General A.G.                                         Switzerland
 Data General A/S                                          Norway
 Data General A/S                                          Denmark
 Data General Africa SARL                                  France
 Data General Australia Pty., Ltd.                         Australia
 Data General Bahamas, Ltd.                                Bahamas
 Data General Chile S.A.                                   Chile
 Data General (Canada) Inc.                                Canada
 Data General Computers Sdn, Bhd.                          Malaysia
 Data General Gesellschaft mbH                             Austria
 Data General AB                                           Sweden
 Data General Costa Rica, S.A.                             Costa Rica
 Data General de Mexico, S.A. de C.V.                      Mexico
 Data General del Peru, S.A.                               Peru
 Data General Europe, Inc.                                 Delaware
 Data General France SARL                                  France
 Data General GmbH                                         Germany
 Data General Graphics, Inc.                               Delaware
 Data General Nederland BV                                 The Netherlands
 Data General Hong Kong, Ltd.                              Hong Kong
 Data General Hong Kong Sales and Service, Ltd.            Hong Kong
 Data General Hungary                                      Hungary
 Data General International, Inc.                          Delaware
 Data General International Manufacturing Pte., Ltd.       Singapore
 Data General International Sales Corporation              Delaware
 Data General Investment Corporation                       Delaware
 Data General Ireland, Ltd.                                Ireland
 Data General Israel, Ltd.                                 Israel
 Data General Japan YK                                     Japan
 Data General Korea Ltd.                                   Korea
 Data General Ltda.                                        Brazil
 Data General Latin America, Inc.                          Delaware
 Data General Limited                                      United Kingdom
 Data General New Zealand, Limited                         New Zealand
 Data General OY                                           Finland
 Data General Philippines, Inc.                            Philippines
 Data General (Portugal) Sociedade de Computadores Lda.    Portugal
 Data General Puerto Rico, Inc.                            Delaware
 Data General S.A.                                         Belgium
 Data General S.A.                                         Spain
 Data General S.p.A.                                       Italy
 Data General Singapore Pte., Ltd.                         Singapore
 Data General Technology (1990) Limited                    Israel
 Data General Telecommunications, Inc.                     Delaware
 Data General Systems (Thailand) Limited                   Thailand
 Datagen, Inc.                                             Delaware
 Datagen Investment Trust                                  Delaware
 Digital Computer Controls, Inc.                           Delaware
 General Risk Insurance Company Ltd.                       Bermuda